Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-214817, 333-220015, 333-225003 and 333-232230) and on Form F-3 (Registration Nos. 333-229083 and 333-212432), of our report dated April 3, 2020, with respect to the consolidated financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), which appear in this Annual Report on Form 20-F for the year ended December 31, 2020.

Kost, Forer Gabbay & Kasierer

A Member Firm of Ernst & Young Global

Tel Aviv, Israel

March 29, 2021